Exhibit 99.1

       iBasis Reports Record Revenue, Margin and Traffic Volume for Fourth Quarter 2004; Strong Growth in 2004 Over 2003 Led by
       Increases in Retail, Mobile, and Latin America Business

    BURLINGTON, Mass.--(BUSINESS WIRE)--Feb. 2, 2005--iBasis, Inc. (OTCBB: IBAS), a leader in international long distance, VoIP, and prepaid calling cards, today announced results for the fourth quarter and full year ended December 31, 2004.
    Revenue for the fourth quarter 2004 was $75.1 million, compared to $53.2 million for the fourth quarter 2003. For the full year 2004, revenue was $263.7 million, an increase of 48% over 2003 revenue of $178.2 million.
    Net loss for the fourth quarter 2004 was $1.2 million or $(0.02) per share compared to a net loss for the fourth quarter 2003 of $2.6 million or $(0.06) per share. Net loss for the full year 2004 was $17.5 million or $(0.35) per share, compared to a net loss for full year 2003 of $9.7 million or $(0.21) per share. Net loss comparisons for these periods are significantly impacted by gains on bond repurchases and exchanges, a loss on a non-marketable security, debt refinancing charges, and income from discontinued operations.
    Loss from operations for the fourth quarter 2004 was $0.09 million, compared to a loss from operations in the fourth quarter 2003 of $3.0 million. Loss from operations for the full year 2004 was $7.5 million, compared to loss from operations for the full year 2003 of $23.4 million.

    Highlights of the fourth quarter and full year 2004 include:

    --  Achieved sixth consecutive quarter of revenue growth in Q4;

    --  Increased Q4 2004 revenue 41% over Q4 2003;

    --  Greatly strengthened balance sheet by refinancing debt; and

    --  Raised $31 million in new equity.

    "The fourth quarter was another record quarter with increased minutes, revenue, and margin, and lower expenses," said Ofer Gneezy, president and CEO of iBasis. "During the year we achieved many very important goals, including continued significant growth in our wholesale business and remarkable growth in our retail prepaid business, which we took from a start-up to an annual run rate of $60 million in just six quarters. In 2005 our strategy for the retail business is to expand gross margin, strengthen our brands, and broaden distribution.
    "We are encouraged by how we are positioned to benefit from the major trends that are driving growth in wholesale traffic, including the consumer adoption of Voice over IP services and the growth in mobile phone usage. Carrying traffic for some of the leading providers, we already have captured significant market share of the international traffic generated by consumers using the new voice services over their broadband Internet connections. With the recent launch of our DirectVoIP Broadband product, we are very well positioned to grow that traffic and remain a major player in this explosive segment.
    "In the mobile market, we doubled the volume of traffic we carry to mobile phones in 2004 and are now capable of reaching the majority mobile phone subscribers worldwide with high quality international service. In addition, our sales and business development efforts in Latin America have been very successful, as we have grown our revenue in that region 75% year over year.
    "We also dramatically improved our balance sheet during 2004. We refinanced our debt, all of which is convertible at $1.85 per share, greatly enhancing our prospects for becoming debt free, and we raised
$31 million in new equity, which provides greater working capital to pursue revenue opportunities we previously would have had to decline. During the quarter we utilized some of this working capital to expand our footprint in attractive destinations that required shorter payment terms. We also chose to utilize cash rather than finance some capital investments.
    "Looking forward, we expect to continue to grow our wholesale and retail businesses to achieve profitability."



Quarterly Results for Wholesale and Retail

  ($ in millions)      Wholesale        Retail          Total
------------------- --------------- ------------- -----------------
Revenue                  $60.0          $15.1          $75.1
------------------- --------------- ------------- -----------------
Gross Margin(a)           $9.0           $1.7          $10.7
------------------- --------------- ------------- -----------------
Gross Margin %            15.0%          11.0%          14.2%

(a) Net Revenue less Data Communications and Telecommunications costs


    Key Indicators

    Minutes of use on The iBasis Network(TM) in the fourth quarter 2004 rose to 1.5 billion, a 57% increase over the 955 million minutes carried in the fourth quarter 2003, and a 16% increase over the 1.3 billion minutes in the third quarter 2004. For the full year 2004, iBasis completed 4.9 billion minutes of international VoIP calls, which is more than 16% of all international VoIP minutes, according to forecasts from Telegeography 2005.
    Average revenue per minute declined to 5.0 cents per minute in the fourth quarter 2004, down from 5.5 cents per minute in the third quarter 2004. This decline is predominantly due to a shift in traffic mix, which also resulted in reducing our cost per minute to 4.3 cents, down from 4.7 cents per minute in Q3 2004. Average revenue per minute is based on our reported net revenue divided by minutes of traffic.
    iBasis ended the fourth quarter of 2004 with $38.8 million in cash and short-term investments compared to $17.3 million at the end of the fourth quarter 2003 and $46.6 million at the end of the third quarter 2004. The total decrease in cash during the quarter was $7.8 million. This included capital expenditures of $2.2 million, cash used in financing of $0.2 million, and cash used for operations of $5.4 million, which included a semi-annual interest payment of $2.4 million. Some of our year-end collections slipped into January, resulting in a higher than expected cash utilization in Q4.

    Operational Milestones

    Overseas-originated calls accounted for 43% of revenue in the fourth quarter of 2004, the same as in the third quarter 2004.
    iBasis ended the fourth quarter with 290 wholesale customers, up from 236 at the end of 2003 and up from 287 at the end of the third quarter 2004. New customers announced during the year included Skype, a leading global voice over IP provider, AZ Telecommunications of Cambodia, Golden Telecom, Telekom Malaysia, Cyprus Telecom, the national carrier of Cyprus, Hanaro, Korea's second-largest fixed-line and Internet broadband operator.
    Also during 2004 iBasis expanded its ability to capture higher-margin retail traffic with the launch of Pingo(TM), the prepaid long distance service, which leverages the Company's existing network and back office infrastructure. Pingo is sold directly to consumers through an eCommerce interface at www.pingo.com.

    Guidance

    The following statements are forward-looking and actual results may differ materially due to factors noted below, among others. The information provided in this financial outlook is as of February 2, 2005, and supersedes all previous guidance.

    The Company believes that in 2005 it will:

    --  achieve 40 to 50% year-over-year revenue growth;

    --  achieve positive net income for the year; and

    --  be cash flow positive for 2005.

    Planned cash expenditures for 2005 include $7 to $8 million in capital investment; $0.9 million in redemption of the company's remaining 5 3/4 percent convertible notes, which are due in March 2005; and $4.8 million in bond interest payments, which would be reduced if the bonds are converted to equity.

    About iBasis

    Founded in 1996, iBasis (OTCBB: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(TM) web-based offering and disposable calling cards, which are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, MCI, Sprint, Skype, Telefonica, Telenor, and Telstra. iBasis has carried more than 13 billion minutes of international voice over IP (VoIP) traffic over its global Cisco Powered(TM) network, and is one of the ten largest carriers of international voice traffic in the world(1). For three consecutive years service providers named iBasis the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier Report Card(2). iBasis was also ranked among the fastest-growing technology companies in New England in the 2002, 2003, and 2004 Technology Fast 50 programs sponsored by Deloitte & Touche. The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    Assured Quality Routing and iBasis are registered marks, DirectVoIP, Pingo, The iBasis Network, Internet Central Office, and Internet Branch Office are trademarks of iBasis, Inc. Cisco and Cisco Powered are registered trademarks of Cisco Systems, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, projections and assumptions contained in the foregoing press release, including those relating to the company's current expectations regarding revenue growth, sources of revenue, margin improvement, profitability, future capital expenditures, and cash flows constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the extent of adoption of the company's services and the timing and amount of revenue and margin generated by these services; (ii) fluctuations in the market for and pricing of these services; and (iii) the other considerations described as "Risk Factors" in the Company's most recent Forms 10-K and 10-Q, and the company's other SEC filings. We have no current intention to update any forward-looking statements.

    Use of Non-GAAP Financial Data

    The Company provides certain financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data includes average revenue per minute, which the Company believes provides useful information, to both its management and investors about the Company's current performance.

    (1)Telegeography 2005 data compared with iBasis annualized Q4 2004 traffic volume.

    (2)ATLANTIC-ACM International Wholesale Carrier Report Card -
2002, 2003, & 2004.



                             iBasis, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                          December 31,    December 31,
                                              2004            2003
                                         -------------  --------------
                                          (Unaudited)
                Assets

Cash, cash equivalents and short-term
 investments                              $    38,825    $     17,270
Accounts receivable, net                       34,133          21,767
Prepaid expenses and other current
 assets                                         2,420           5,295
Property and equipment, net                    11,861          17,175
Deferred debt financing costs, net                177             326
Long term investment in non-marketable
 security                                         ---           5,000
Other assets                                      360             705
                                         -------------  --------------

    Total assets                          $    87,776    $     67,538
                                         =============  ==============

Liabilities and Stockholders' Deficit

Accounts payable                          $    24,340    $     19,902
Accrued expenses                               12,186          18,652
Deferred revenue                                6,303             417
Current portion of long term debt               1,775           2,097
Long term debt, net of current portion         65,933          65,829
Other long term liabilities                     1,132           2,749
                                         -------------  --------------

    Total liabilities                         111,669         109,646

Stockholders' deficit                         (23,893)        (42,108)
                                         -------------  --------------

    Total liabilities and
     stockholders' deficit                $    87,776    $     67,538
                                         =============  ==============


                             iBasis, Inc.
                 Consolidated Statements of Operations
                            (In thousands)

                                       Three Months Ended December 31,
                                         -----------------------------
                                              2004            2003
                                         -------------  --------------
                                                  (Unaudited)
Net revenue                               $    75,136    $     53,167

Cost and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)           64,476          46,054
     Research and development                   3,138           3,370
     Selling and marketing                      2,765           1,739
     General and administrative                 2,949           1,108
     Depreciation and amortization              1,893           3,936
                                         -------------  --------------
       Total costs and operating
        expenses                               75,221          56,207
                                         -------------  --------------

Loss from operations                              (85)         (3,040)

     Interest expense, net                     (1,083)           (748)
     Other expenses, net                          (78)            (44)
                                         -------------  --------------

Loss from continuing operations                (1,246)         (3,832)

Income from discontinued operations               ---           1,251
                                         -------------  --------------
Net loss                                  $    (1,246)   $     (2,581)
                                         =============================

Basic and diluted net loss (income) per
 share:
  Loss from continuing operations         $     (0.02)   $      (0.09)
  Income from discontinued operations             ---            0.03
                                         -------------  --------------
  Net loss per share                      $     (0.02)   $      (0.06)
                                         =============  ==============

Weighted average common shares
 outstanding:
  Basic                                        62,823          44,769
                                         =============  ==============
  Diluted                                      62,823          44,769
                                         =============  ==============


                             iBasis, Inc.
                 Consolidated Statements of Operations
                            (In thousands)

                                              Year Ended December 31,
                                          ----------------------------
                                               2004            2003
                                          ------------  --------------
                                                  (Unaudited)
Net revenue                                $  263,678      $  178,159

Cost and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)          225,169         152,853
     Research and development                  13,803          13,387
     Selling and marketing                      9,205           7,513
     General and administrative                12,648           7,665
     Depreciation and amortization             10,345          20,065
     Non-cash stock-based compensation            ---              86
                                          ------------  --------------
       Total costs and operating expenses     271,170         201,569
                                          ------------  --------------

Loss from operations                           (7,492)        (23,410)

     Interest expense, net                     (4,031)         (3,806)
     Gain on bond repurchases and
      exchanges                                   ---          16,615
     Other expenses, net                         (234)           (337)
     Loss on long-term non-marketable
      security                                 (5,000)            ---
     Debt refinancing charges:
         Transaction costs                     (2,159)            ---
         Additional interest expense, net        (481)            ---
                                          ------------  --------------

Loss from continuing operations               (19,397)        (10,938)

Income from discontinued operations             1,861           1,251
                                          ------------  --------------
Net loss                                   $  (17,536)      $  (9,687)
                                          ============================

Basic and diluted net loss (income) per
 share:
  Loss from continuing operations          $    (0.38)      $   (0.24)
  Income from discontinued operations            0.03            0.03
                                          ------------    ------------
                                           $    (0.35)      $   (0.21)
                                          ============    ============

Weighted average common shares
 outstanding:
  Basic                                        50,514          44,696
                                          ============  ==============
  Diluted                                      50,514          44,696
                                          ============  ==============


    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             iBasis, Inc.
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net